SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 15, 2004

Golf Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-22091	33-0724736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14 North Adger’s Wharf, Charleston, SC  29401

(Address of principal executive offices) (Zip Code)

(843) 723-4653

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report.)

Item 5.           Other Events and Regulation FD Disclosure

On July 16, 2004, Golf Trust of America, Inc. (the “Company”) issued a press release announcing the execution on July 15, 2004 of a Settlement Agreement (the “Settlement Agreement”) between Golf Trust of America, L.P. (“Lender”), GTA-IB, LLC (“GTA-IB”), Golf Host Resorts, Inc. (“Borrower”), Golf Hosts, Inc., Golf Host Management, Inc., Golf Host Condominium, Inc. and Golf Host Condominium, LLC relating to the settlement of a number of issues between the parties, including Borrower’s default under the $79 million loan made by Lender to the Borrower in June 1997.  Pursuant to the Settlement Agreement, GTA-IB, an affiliate of the Lender and of the Company, settled claims relating to the loan to the Borrower and took ownership of the Westin Innisbrook Golf Resort.  In connection with the Settlement Agreement, GTA-IB and Westin Management Company South entered into a management agreement providing for Westin’s management of the Westin Innisbrook Golf Resort, and Westin and Troon Golf LLC entered into a facility management agreement providing for Troon’s management of the golf facilities at the Westin Innisbrook Golf Resort.

A copy of our July 16, 2004 press release describing the execution of the Settlement Agreement is included hereto as Exhibit 99.1.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

The following exhibit is part of this current report on Form 8-K and is numbered in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description

99.1	Press Release issued by our company on July 16, 2004 announcing the execution of a Settlement Agreement regarding the Westin Innisbrook Golf Resort.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Registrant)

Date: July 16, 2004	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description

99.1	Press Release issued by our company on July 16, 2004 announcing the execution of a Settlement Agreement regarding the Westin Innisbrook Golf Resort.